Pricing Supplement dated September 14, 2009
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated October 20, 2008)

================================================================================

[RBC LOGO]                          $14,729,000
                         Reverse Convertible Notes, each
          Linked to the Common Stock of a Single Reference Stock Issuer

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated October 20, 2008 and the prospectus supplement dated February 28, 2007.

General:                         This pricing supplement relates to twenty-six
                                 (26) separate Reverse Convertible Notes
                                 ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes") and some of six months ("Six Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                          Royal Bank of Canada ("Royal Bank")

Issue:                           Senior Medium-Term Notes, Series C

Pricing Date:                    September 14, 2009

Issuance Date:                   September 18, 2009

Denominations:                   Minimum denomination of $1,000, and integral
                                 multiples of $1,000 thereafter.

Deposit Currency                 U.S. Dollars

Coupon Payment:                  Each coupon will be paid in equal monthly
                                 payments. (30/360)

                                 The coupon will be paid on the 18th day of each
                                 month, unless that day is not a business day,
  Coupon Payment Date (s):       in which case the coupon will be paid on the
                                 following day that is a business day. The final coupon will be paid on the Maturity Date.

Three Month Notes:

                  Valuation Date:  December 14, 2009

                   Maturity Date:  December 18, 2009

Six Month Notes:

                  Valuation Date:  March 12, 2010

                   Maturity Date:  March 18, 2010

Reference Stock:

 No.   Principal    Reference Stock                        Ticker        Coupon Rate     Strike    Barrier   Term       CUSIP
 ---   ---------    ---------------                        ------        -----------     ------    -------   ----       -----
         Amount                                                                           Price     Price
         ------                                                                           -----     -----
1541  $1,142,000    Alcoa Inc.                               AA             18.75%        $12.94     $9.71  3 month   78008HFS4

1542  $2,310,000    Arch Coal, Inc.                          ACI            13.75%        $20.67    $15.50  3 month   78008HFT2

1543    $329,000    Aflac, Inc.                              AFL            10.50%        $41.76    $31.32  3 month   78008HFU9

1544    $429,000    Allegheny Technologies, Inc.             ATI            13.25%        $33.72    $23.60  3 month   78008HFV7

1545    $238,000    American Express Company                 AXP            11.00%        $33.92    $25.44  3 month   78008HFW5

1546    $403,000    Bank of America Corporation              BAC            13.75%        $16.99    $12.74  3 month   78008HFX3

1547    $351,000    Peabody Energy Corporation               BTU            12.50%        $38.90    $29.18  3 month   78008HFY1

1548    $883,000    Citigroup Inc.                           C              23.25%         $4.52     $2.94  3 month   78008HFZ8

1549    $339,000    Continental Airlines Inc.                CAL            26.00%        $15.10     $9.82  3 month   78008HGA2

1550    $273,000    Chesapeake Energy Corporation            CHK            12.50%        $27.09    $20.32  3 month   78008HGB0

1551    $366,000    Elan Corporation plc                     ELN            21.50%         $7.59     $5.69  3 month   78008HGC8

1552  $1,163,000    Ford Motor Company                       F              17.50%         $7.39     $5.17  3 month   78008HGD6

1553    $565,000    Freeport-McMoRan Copper & Gold, Inc.     FCX            16.25%        $70.62    $52.97  3 month   78008HGE4

1554    $418,000    Frontier Oil Corporation                 FTO            15.25%        $13.66    $10.25  3 month   78008HGF1

1555    $440,000    Las Vegas Sands Corp.                    LVS            34.00%        $18.06    $11.74  3 month   78008HGG9

1556    $320,000    Palm, Inc.                               PALM           24.00%        $14.37     $9.34  3 month   78008HGH7

1557    $532,000    Smithfield Foods, Inc.                   SFD            18.00%        $14.30    $10.01  3 month   78008HGJ3

1558    $758,000    Wells Fargo & Company                    WFC            14.50%        $27.92    $20.94  3 month   78008HGK0

1559  $1,707,000    United States Steel Corporation          X              18.50%        $46.72    $32.70  3 month   78008HGL8

1560    $326,000    Caterpillar Inc.                         CAT            13.50%        $48.77    $36.58  6 month   78008HGM6

1561     $30,000    Deere & Company                          DE             10.75%        $43.26    $32.45  6 month   78008HGN4

1562    $304,000    General Electric Company                 GE             13.00%        $15.35    $11.51  6 month   78008HGP9

1563    $207,000    The Mosaic Company                       MOS            16.00%        $51.54    $38.66  6 month   78008HGQ7

1565    $155,000    Research In Motion Limited               RIMM           11.00%        $81.41    $56.99  6 month   78008HGS3

1566    $245,000    Wells Fargo & Company                    WFC            16.50%        $27.92    $20.94  6 month   78008HGT1

1569    $496,000    Peabody Energy Corporation               BTU            17.50%        $38.90    $29.18  3 month   78008HHD5

Term:                            As set forth above

Initial Share Price:             The price of the Reference Stock on the Pricing
                                 Date.

Final Share Price:               The price of the Reference Stock on the
                                 Valuation Date.

Payment at Maturity (if held to  For each $1,000 principal amount of the Notes,
maturity):                       the investor will receive $1,000 plus any
                                 accrued and unpaid interest at maturity unless:

                                 (i)  the Final Stock Price is less than the
                                      Initial Stock Price; and

                                 (ii) (a) for notes subject to Intra-Day
                                      Monitoring, at any time during the
                                      Monitoring Period, the trading price of
                                      the Reference Stock is less than the
                                      Barrier Price, or

                                      (b) for notes subject to Close of Trading
                                      Day Monitoring, on any day during the
                                      Monitoring Period, the closing price of
                                      the Reference Stock is less than the
                                      Barrier Price.

                                 If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                                 Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:               From and excluding the Pricing Date to and
                                 including the Valuation Date

Monitoring Method:               Close of Trading Day

Physical Delivery Amount:        For each $1,000 principal amount, a number of
                                 shares of the Reference Stock equal to the principal amount divided by the Initial Share
                                 Price. If this number is not a round number then the number of shares of the Reference
                                 Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:                RBC Capital Markets Corporation (or one of its
                                 affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:               The Bank of New York

Listing:                         None

Settlement:                      DTC global notes

Terms Incorporated In the        All of the terms appearing above the item
Master Note                      captioned "Secondary Market" on the cover page
                                 of this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse Convertible Notes" in the product supplement with respect to reverse convertible notes dated October 20, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated October 20, 2008 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are not offered or sold and will not be offered or sold in Hong Kong, other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted top do so under the securities laws of Hong Kong) will be issued other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

The price at which you purchase the Notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the Secondary Market price, if any Secondary Market develops, for the Notes. As a result, you will experience an immediate and substantial decline in the value of your Notes on the issue date.


The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
RevCon# 1541                              100%                         1.50%                        98.50%
                                     $1,142,000.00                   $17,130.00                  $1,124,870.00

RevCon# 1542                              100%                         1.50%                        98.50%
                                     $2,310,000.00                   $34,650.00                  $2,275,350.00

RevCon# 1543                              100%                         1.50%                        98.50%
                                      $329,000.00                    $4,935.00                    $324,065.00

RevCon# 1544                              100%                         1.50%                        98.50%
                                      $429,000.00                    $6,435.00                    $422,565.00

RevCon# 1545                              100%                         1.50%                        98.50%
                                      $238,000.00                    $3,570.00                    $234,430.00

RevCon# 1546                              100%                         1.50%                        98.50%
                                      $403,000.00                    $6,045.00                    $396,955.00

RevCon# 1547                              100%                         1.50%                        98.50%
                                      $351,000.00                    $5,265.00                    $345,735.00

RevCon# 1548                              100%                         1.50%                        98.50%
                                      $883,000.00                    $13,245.00                   $869,755.00

RevCon# 1549                              100%                         1.50%                        98.50%
                                      $339,000.00                    $5,085.00                    $333,915.00

RevCon# 1550                              100%                         1.50%                        98.50%
                                      $273,000.00                    $4,095.00                    $268,905.00

RevCon# 1551                              100%                         1.50%                        98.50%
                                      $366,000.00                    $5,490.00                    $360,510.00

RevCon# 1552                              100%                         1.50%                        98.50%
                                     $1,163,000.00                   $17,445.00                  $1,145,555.00

RevCon# 1553                              100%                         1.50%                        98.50%
                                      $565,000.00                    $8,475.00                    $556,525.00

RevCon# 1554                              100%                         1.50%                        98.50%
                                      $418,000.00                    $6,270.00                    $411,730.00

RevCon# 1555                              100%                         1.50%                        98.50%
                                      $440,000.00                    $6,600.00                    $433,400.00

RevCon# 1556                              100%                         1.50%                        98.50%
                                      $320,000.00                    $4,800.00                    $315,200.00

RevCon# 1557                              100%                         1.50%                        98.50%
                                      $532,000.00                    $7,980.00                    $524,020.00

RevCon# 1558                              100%                         1.50%                        98.50%
                                      $758,000.00                    $11,370.00                   $746,630.00

RevCon# 1559                              100%                         1.50%                        98.50%
                                     $1,707,000.00                   $25,605.00                  $1,681,395.00

RevCon# 1560                              100%                         1.75%                        98.25%
                                      $326,000.00                    $5,705.00                    $320,295.00

RevCon# 1561                              100%                         1.75%                        98.25%
                                       $30,000.00                     $525.00                     $29,475.00

RevCon# 1562                              100%                         1.75%                        98.25%
                                      $304,000.00                    $5,320.00                    $298,680.00

RevCon# 1563                              100%                         1.75%                        98.25%
                                      $207,000.00                    $3,622.50                    $203,377.50

RevCon# 1565                              100%                         1.75%                        98.25%
                                      $155,000.00                    $2,712.50                    $152,287.50

RevCon# 1566                              100%                         1.75%                        98.25%
                                      $245,000.00                    $4,287.50                    $240,712.50

RevCon# 1569                              100%                         0.00%                        100.00%
                                      $496,000.00                      $0.00                      $496,000.00



                         RBC Capital Markets Corporation
                               September 14, 2009

                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated October 20, 2008:
     http://idea.sec.gov/Archives/edgar/data/1000275/000121465908002315/
     0001214659-08-002315.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the Payment at Maturity of the Notes (excluding the final coupon), assuming an Initial Share Price of $100, a Barrier Price of 60% and an initial investment of $1,000. Hypothetical Final Share Prices are shown in the first column on the left. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in the case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in the case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period. The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

                             If the closing         If the closing
                          market price of the     market price of the
                            Reference Stock         Reference Stock
                          does not fall below       falls below the
                          the Barrier Price on     Barrier Price on
                           any day during the     any day during the         Physical
                           Monitoring Period:     Monitoring Period:         Delivery
                               Payment at             Payment at            Amount as
                              Maturity as             Maturity as           Number of
     Hypothetical            Percentage of           Percentage of        Shares of the
      Final Share              Principal               Principal            Reference           Cash Delivery
         Price                   Amount                 Amount                Stock                Amount
         -----                   ------                 ------                -----                ------
         $200                   100.00%                 100.00%                n/a                   n/a
--------------------------------------------------------------------------------------------------------------
         $175                   100.00%                 100.00%                n/a                   n/a
--------------------------------------------------------------------------------------------------------------
         $150                   100.00%                 100.00%                n/a                   n/a
--------------------------------------------------------------------------------------------------------------
         $125                   100.00%                 100.00%                n/a                   n/a
--------------------------------------------------------------------------------------------------------------
         $100                   100.00%                 100.00%                n/a                   n/a
--------------------------------------------------------------------------------------------------------------
                                                   Physical or Cash
          $90                   100.00%            Delivery Amount              10                  $900
--------------------------------------------------------------------------------------------------------------
                                                   Physical or Cash
          $80                   100.00%            Delivery Amount              10                  $800
--------------------------------------------------------------------------------------------------------------
                                                   Physical or Cash
          $70                   100.00%            Delivery Amount              10                  $700
--------------------------------------------------------------------------------------------------------------
                                                   Physical or Cash
          $60                   100.00%            Delivery Amount              10                  $600
--------------------------------------------------------------------------------------------------------------
                                                   Physical or Cash
       $59.50                     n/a              Delivery Amount              10                  $595
--------------------------------------------------------------------------------------------------------------
                                                   Physical or Cash
       $50.00                     n/a              Delivery Amount              10                  $500
--------------------------------------------------------------------------------------------------------------
                                                   Physical or Cash
       $25.00                     n/a              Delivery Amount              10                  $250
--------------------------------------------------------------------------------------------------------------
                                                   Physical or Cash
        $0.00                     n/a              Delivery Amount              10                 $0.00
--------------------------------------------------------------------------------------------------------------

The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated October 20, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated October 20, 2008.

Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated October 20, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated October 20, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008HFS4 (AA): 0.30% of each stated interest payment (18.75% in total) will be treated as an interest payment and 18.45% of each stated interest payment (18.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HFT2 (ACI): 0.30% of each stated interest payment (13.75% in total) will be treated as an interest payment and 13.45% of each stated interest payment (13.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HFU9 (AFL): 0.30% of each stated interest payment (10.50% in total) will be treated as an interest payment and 10.20% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HFV7 (ATI): 0.30% of each stated interest payment (13.25% in total) will be treated as an interest payment and 12.95% of each stated interest payment (13.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HFW5 (AXP): 0.30% of each stated interest payment (11.00% in total) will be treated as an interest payment and 10.70% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HFX3 (BAC): 0.30% of each stated interest payment (13.75% in total) will be treated as an interest payment and 13.45% of each stated interest payment (13.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HFY1 (BTU): 0.30% of each stated interest payment (12.50% in total) will be treated as an interest payment and 12.20% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HFZ8 (C): 0.30% of each stated interest payment (23.25% in total) will be treated as an interest payment and 22.95% of each stated interest payment (23.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HGA2 (CAL): 0.30% of each stated interest payment (26.00% in total) will be treated as an interest payment and 25.70% of each stated interest payment (26.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HGB0 (CHK): 0.30% of each stated interest payment (12.50% in total) will be treated as an interest payment and 12.20% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HGC8 (ELN): 0.30% of each stated interest payment (21.50% in total) will be treated as an interest payment and 21.20% of each stated interest payment (21.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HGD6 (F): 0.30% of each stated interest payment (17.50% in total) will be treated as an interest payment and 17.20% of each stated interest payment (17.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HGE4 (FCX): 0.30% of each stated interest payment (16.25% in total) will be treated as an interest payment and 15.95% of each stated interest payment (16.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HGF1 (FTO): 0.30% of each stated interest payment (15.25% in total) will be treated as an interest payment and 14.95% of each stated interest payment (15.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HGG9 (LVS): 0.30% of each stated interest payment (34.00% in total) will be treated as an interest payment and 33.70% of each stated interest payment (34.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HGH7 (PALM): 0.30% of each stated interest payment (24.00% in total) will be treated as an interest payment and 23.70% of each stated interest payment (24.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HGJ3 (SFD): 0.30% of each stated interest payment (18.00% in total) will be treated as an interest payment and 17.70% of each stated interest payment (18.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HGK0 (WFC): 0.30% of each stated interest payment (14.50% in total) will be treated as an interest payment and 14.20% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HGL8 (X): 0.30% of each stated interest payment (18.50% in total) will be treated as an interest payment and 18.20% of each stated interest payment (18.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HGM6 (CAT): 0.68% of each stated interest payment (13.50% in total) will be treated as an interest payment and 12.82% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HGN4 (DE): 0.68% of each stated interest payment (10.75% in total) will be treated as an interest payment and 10.07% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HGP9 (GE): 0.68% of each stated interest payment (13.00% in total) will be treated as an interest payment and 12.32% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HGQ7 (MOS): 0.68% of each stated interest payment (16.00% in total) will be treated as an interest payment and 15.32% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HGS3 (RIMM): 0.68% of each stated interest payment (11.00% in total) will be treated as an interest payment and 10.32% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HGT1 (WFC): 0.68% of each stated interest payment (16.50% in total) will be treated as an interest payment and 15.82% of each stated interest payment (16.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008HHD5 (BTU): 0.30% of each stated interest payment (17.50% in total) will be treated as an interest payment and 17.20% of each stated interest payment (17.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Alcoa Inc. engages in the production and management of primary aluminum, fabricated aluminum, and alumina worldwide. It involves in the technology, mining, refining, smelting, fabricating, and recycling of aluminum. The company's products include precision castings, and aerospace and industrial fasteners.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03610

     o Arch Coal, Inc. engages in the production and sale of steam and metallurgical coal from surface and underground mines to power plants, steel mills, and industrial facilities in the United States. As of December 31, 2008, the company operated 20 active mines; and owned or controlled approximately 2.8 billion tons of proven and probable recoverable reserves.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13105

     o Aflac Incorporated, through its subsidiary, American Family Life Assurance Company of Columbus (Aflac), provides supplemental health and life insurance. The company offers cancer plans, general medical indemnity plans, medical/sickness riders, care plans, living benefit life plans, ordinary life insurance plans, and annuities in Japan.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07434

     o Allegheny Technologies Incorporated manufactures and sells specialty metals worldwide. The company's High Performance Metals segment produces, converts, and distributes high performance alloys, including nickel- and cobalt-based alloys and super alloys; titanium and titanium-based alloys; exotic metals, such as zirconium, hafnium, niobium, nickel-titanium, and their related alloys; and other specialty alloys primarily in long product forms, such as ingot, billet, bar, shapes and rectangles, rod,

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12001

     o American Express Company, a payments and travel company, provides charge and credit payment card products, and travel-related services worldwide. It operates in two groups, the Global Consumer Group and the Global Business-to-Business Group. The Global Consumer Group offers a range of products and services, including charge and credit card products, consumer travel services, and stored value products, such as Travelers Cheques and prepaid products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07657

     o Bank of America Corporation, a financial holding company, provides a range of banking and nonbanking financial services and products in the United States and internationally. Its Global Consumer and Small Business Banking segment offers savings accounts, money market savings accounts, certificate of deposits, individual retirement accounts, and checking accounts; U.S.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06523

     o Peabody Energy Corporation, through its subsidiaries, engages in the exploration, mining, and production of coal worldwide. It owns interests in 30 coal operations located in the United States and Australia, as well as owns joint venture interests in a Venezuelan mine. The company also markets, brokerages, and trades coal. It also develops mine-mouth coal-fueled generating plants; and develops Btu Conversion technologies, which are designed to convert coal to natural gas and transportation fuels.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463

     o Citigroup Inc., a global financial services company, provides consumers, corporations, governments, and institutions with a range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management. The company has two primary segments, Citicorp and Citi Holdings.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09924

     o Continental Airlines, Inc., an air carrier, engages in the transportation of passengers, cargo, and mail. As of December 31, 2008, the company owned or leased 350 mainline jets and 282 regional aircraft. It flew to 120 domestic and 121 international destinations, as well as offered additional connecting service through alliances with domestic and foreign carriers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10323

     o Caterpillar Inc. manufactures and sells construction and mining equipment, diesel and natural gas engines, and industrial gas turbines worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00768

     o Chesapeake Energy Corporation, an oil and natural gas exploration and production company, engages in the acquisition, exploration, and development of properties for the production of crude oil and natural gas from underground reservoirs. It also provides marketing and midstream services for natural gas and oil for other working interest owners in properties it operate.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726

     o Deere & Company manufactures and distributes products and services for agriculture and forestry worldwide. The company operates through four segments: Agricultural Equipment, Commercial and Consumer Equipment, Construction and Forestry, and Credit.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04121

     o Elan Corporation, plc operates as a neuroscience-based biotechnology company primarily in Ireland and the United States. It operates in two segments, Biopharmaceuticals and Elan Drug Technologies (EDT). The Biopharmaceuticals segment engages in the research, development, and commercial activities primarily in Alzheimer's disease, Parkinson's disease, multiple sclerosis, Crohn's disease, severe chronic pain, and infectious diseases.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13896

     o Ford Motor Company designs, develops, manufactures, and services cars and trucks worldwide. It operates in two sectors, Automotive and Financial Services. The Automotive sector sells vehicles under Ford, Mercury, Lincoln, and Volvo brand names. This sector markets cars, trucks, and parts through retail dealers in North America, and through distributors and dealers outside of North America.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03950

     o Freeport-McMoRan Copper & Gold Inc. engages in the exploration, mining, and production of mineral resources. It primarily focuses on copper, gold, silver, cobalt, and molybdenum deposits. The company's portfolio of assets includes the Grasberg minerals district in Indonesia; mining operations in North and South America; and the Tenke Fungurume development project in the Democratic Republic of Congo. As of December 31, 2008, its consolidated recoverable proven and probable reserves included 102.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o Frontier Oil Corporation, together with its subsidiaries, engages in refining crude oil and marketing refined petroleum products. It purchases crude oil to be refined and markets the refined petroleum products, including various grades of gasoline, diesel, jet fuel, asphalt, chemicals, and petroleum coke. The company operates refineries in Cheyenne, Wyoming and El Dorado, and Kansas with a total annual average crude oil capacity of approximately 182,000 barrels per day.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07627

     o General Electric Company (GE) operates as a technology, media, and financial services company worldwide. Its Energy Infrastructure segment produces gas, steam, and aeroderivative turbines; generators; and combined cycle systems, as well as provides water treatment services and equipment.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035

     o Las Vegas Sands Corp. and its subsidiaries develop multi-use integrated resorts worldwide. It owns and operates The Venetian Resort Hotel Casino, The Palazzo Resort Hotel Casino, and The Sands Expo and Convention Center in Las Vegas, Nevada; and the Sands Macao, The Venetian Macao Resort Hotel, and the Four Seasons Hotel Macao, Cotai Strip in Macao, the People's Republic of China.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32373

     o The Mosaic Company engages in the production and marketing of concentrated phosphate and potash crop nutrients for the agriculture industry in the United States and internationally. The company operates through three segments: Phosphates, Potash, and Offshore. The Phosphates segment produces phosphate crop nutrients for use in crop nutrients and feed phosphate for animal feed ingredients.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32327

     o Palm, Inc. provides mobile products for individual users and business customers worldwide. The company offers integrated technologies that enable people to stay connected with their family, friends, and colleagues; access and share the information; and manage their daily lives on the go. Its products include Palm Pre, Treo, and Centro smartphones, which provide a range of productivity tools and personal and entertainment applications for the consumer and business markets.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29597

     o Research In Motion Limited designs, manufactures, and markets wireless solutions for the mobile communications market worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898

     o Smithfield Foods, Inc., together with its subsidiaries, engages in the production and marketing of fresh meat and packaged meat products in the United States and internationally. It involves in the production of hog, processing of pork, production of turkey, and live cattle operations.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15321

     o Wells Fargo & Company, through its subsidiaries, provides retail, commercial, and corporate banking services principally in the United States. The company operates through three segments: Community Banking, Wholesale Banking, and Wells Fargo Financial. The Community Banking segment offers deposit products, including checking accounts, savings deposits, market rate accounts, individual retirement accounts, time deposits, and debit cards.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

     o United States Steel Corporation, through its subsidiaries, engages in the production and sale of steel products primarily in North America and Europe. The company operates through three segments: Flat-rolled Products (Flat-rolled), U. S. Steel Europe (USSE), and Tubular Products (Tubular). The Flat-rolled Products segment offers slabs, sheets, tin mill products, and strip mill plates and rounds.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16811

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four calendar quarters of 2006, 2007, 2008, the first and second quarters of 2009, as well as for the period from July 1, 2009 through September 14, 2009. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                 Alcoa Inc (AA)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ---------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                32.2                      28.39                     30.56
   4/1/2006           6/30/2006                36.96                     28.55                     32.36
   7/1/2006           9/29/2006                34                        26.6                      28.04
  9/30/2006          12/29/2006                31.33                     26.39                     30.01

   1/1/2007           3/30/2007                36.05                     28.09                     33.9
  3/31/2007           6/29/2007                42.9                      33.63                     40.53
  6/30/2007           9/28/2007                48.77                     30.25                     39.12
  9/29/2007          12/31/2007                40.7                      33.22                     36.55

   1/1/2008           3/31/2008                39.67                     26.69                     36.06
   4/1/2008           6/30/2008                44.77                     33.65                     35.62
   7/1/2008           9/30/2008                35.66                     20.93                     22.58
  10/1/2008          12/31/2008                22.35                      6.8                      11.26

   1/1/2009           3/31/2009                12.44                      4.97                      7.34
   4/1/2009           6/30/2009                12.38                      7.03                     10.33
   7/1/2009           9/14/2009                13.88                      8.96                     12.94


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Arch Coal Inc (ACI)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ---------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                44.15                     34.295                    37.97
   4/1/2006           6/30/2006                56.445                    37.1001                   42.37
   7/1/2006           9/29/2006                44.13                     25.88                     28.91
  9/30/2006          12/29/2006                37.03                     25.85                     30.03

   1/1/2007           3/30/2007                33.79                     27.18                     30.69
  3/31/2007           6/29/2007                42.59                     30.33                     34.8
  6/30/2007           9/28/2007                37                        27.76                     33.74
  9/29/2007          12/31/2007                45.22                     32.99                     44.93

   1/1/2008           3/31/2008                56.15                     32.98                     43.5
   4/1/2008           6/30/2008                77.4                      41.25                     75.03
   7/1/2008           9/30/2008                75.41                     27.9                      32.89
  10/1/2008          12/31/2008                32.58                     10.43                     16.29

   1/1/2009           3/31/2009                20.6291                   11.77                     13.37
   4/1/2009           6/30/2009                19.94                     12.52                     15.37
   7/1/2009           9/14/2009                20.79                     13.01                     20.67


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Aflac Inc (AFL)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ---------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                49.4                      44.72                     45.13
   4/1/2006           6/30/2006                49.29                     44.4                      46.35
   7/1/2006           9/29/2006                46.85                     41.63                     45.76
  9/30/2006          12/29/2006                46.2                      42.5                      46

   1/1/2007           3/30/2007                49.37                     45.18                     47.06
  3/31/2007           6/29/2007                54                        47                        51.4
  6/30/2007           9/28/2007                57.44                     50.19                     57.04
  9/29/2007          12/31/2007                63.91                     55.77                     62.63

   1/1/2008           3/31/2008                67                        56.75                     64.95
   4/1/2008           6/30/2008                68.81                     62.52                     62.8
   7/1/2008           9/30/2008                68                        51.25                     58.75
  10/1/2008          12/31/2008                60.73                     29.68                     45.84

   1/1/2009           3/31/2009                46.96                     10.83                     19.36
   4/1/2009           6/30/2009                37.73                     17.25                     31.09
   7/1/2009           9/14/2009                42.74                     28.17                     41.76


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Allegheny Technologies Inc (ATI)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ---------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                62.25                     35.4701                   61.18
   4/1/2006           6/30/2006                87.5                      54.78                     69.24
   7/1/2006           9/29/2006                70.38                     55                        62.19
  9/30/2006          12/29/2006                98.72                     59.82                     90.68

   1/1/2007           3/30/2007               110                        85.1                     106.69
  3/31/2007           6/29/2007               119.7                      99.17                    104.88
  6/30/2007           9/28/2007               116.25                     80                       109.95
  9/29/2007          12/31/2007               115.55                     82.59                     86.4

   1/1/2008           3/31/2008                87.32                     59                        71.36
   4/1/2008           6/30/2008                85.49                     58.4                      59.28
   7/1/2008           9/30/2008                58.85                     26.6                      29.55
  10/1/2008          12/31/2008                29.74                     15                        25.53

   1/1/2009           3/31/2009                31.83                     16.92                     21.93
   4/1/2009           6/30/2009                44.09                     21.22                     34.93
   7/1/2009           9/14/2009                36.71                     25.8                      33.72


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            American Express Co (AXP)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ---------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                55                        51.05                     52.55
   4/1/2006           6/30/2006                54.91                     50.92                     53.22
   7/1/2006           9/29/2006                56.19                     49.73                     56.08
  9/30/2006          12/29/2006                62.5                      55                        60.67

   1/1/2007           3/30/2007                61.9                      53.91                     56.4
  3/31/2007           6/29/2007                65.24                     55.34                     61.18
  6/30/2007           9/28/2007                65.89                     55.5                      59.37
  9/29/2007          12/31/2007                63.63                     50.37                     52.02

   1/1/2008           3/31/2008                52.32                     39.5                      43.72
   4/1/2008           6/30/2008                52.63                     37.61                     37.67
   7/1/2008           9/30/2008                42.5                      31.68                     35.43
  10/1/2008          12/31/2008                35.8                      16.55                     18.55

   1/1/2009           3/31/2009                21.38                      9.71                     13.63
   4/1/2009           6/30/2009                28.45                     13.08                     23.24
   7/1/2009           9/14/2009                34.56                     22                        33.92


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Bank of America Corp (BAC)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ---------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                47.24                     42.75                     45.54
   4/1/2006           6/30/2006                50.5                      45.26                     48.1
   7/1/2006           9/29/2006                54                        47.59                     53.57
  9/30/2006          12/29/2006                55.08                     51.32                     53.39

   1/1/2007           3/30/2007                54.21                     48.36                     51.02
  3/31/2007           6/29/2007                52.2                      48.55                     48.89
  6/30/2007           9/28/2007                52.78                     46.52                     50.27
  9/29/2007          12/31/2007                52.96                     40.61                     41.26

   1/1/2008           3/31/2008                45.08                     33.12                     37.91
   4/1/2008           6/30/2008                41.8641                   22.44                     23.87
   7/1/2008           9/30/2008                39.5                      18.44                     35
  10/1/2008          12/31/2008                38.5                      10.01                     14.08

   1/1/2009           3/31/2009                14.81                      2.53                      6.82
   4/1/2009           6/30/2009                15.07                      6.44                     13.2
   7/1/2009           9/14/2009                18.25                     11.27                     16.99


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Peabody Energy Corp (BTU)
                                (May-01 - May-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ---------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                49.185                    38.6056                   47.1955
   4/1/2006           6/30/2006                71.4252                   43.8251                   52.195
   7/1/2006           9/29/2006                56.0804                   30.8395                   34.4347
  9/30/2006          12/29/2006                45.4916                   31.8787                   37.8332

   1/1/2007           3/30/2007                41.756                    33.8916                   37.674
  3/31/2007           6/29/2007                52.2044                   37.4119                   45.295
  6/30/2007           9/28/2007                47.7385                   35.9701                   44.8175
  9/29/2007          12/31/2007                62.55                     44.4898                   61.64

   1/1/2008           3/31/2008                63.97                     42.05                     51
   4/1/2008           6/30/2008                88.69                     49.38                     88.05
   7/1/2008           9/30/2008                88.39                     39.06                     45
  10/1/2008          12/31/2008                43.99                     16                        22.75

   1/1/2009           3/31/2009                30.95                     20.17                     25.04
   4/1/2009           6/30/2009                37.44                     23.56                     30.16
   7/1/2009           9/14/2009                38.97                     27.19                     38.9


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Citigroup Inc (C)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ---------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                49.58                     44.81                     47.23
   4/1/2006           6/30/2006                50.72                     47.15                     48.25
   7/1/2006           9/29/2006                50.35                     46.22                     49.67
  9/30/2006          12/29/2006                57                        48.83                     55.7

   1/1/2007           3/30/2007                56.28                     48.05                     51.34
  3/31/2007           6/29/2007                55.55                     50.41                     51.29
  6/30/2007           9/28/2007                52.97                     44.66                     46.67
  9/29/2007          12/31/2007                48.95                     28.8                      29.44

   1/1/2008           3/31/2008                29.89                     17.99                     21.42
   4/1/2008           6/30/2008                27.35                     16.58                     16.76
   7/1/2008           9/30/2008                22.53                     12.85                     20.51
  10/1/2008          12/31/2008                23.5                       3.05                      6.71

   1/1/2009           3/31/2009                 7.585                     0.97                      2.53
   4/1/2009           6/30/2009                 4.48                      2.43                      2.97
   7/1/2009           9/14/2009                 5.43                      2.55                      4.52


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Continental Airlines Inc (CAL)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ---------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                28.9                      16.74                     26.9
   4/1/2006           6/30/2006                31.03                     22.51                     29.8
   7/1/2006           9/29/2006                32.04                     22.03                     28.31
  9/30/2006          12/29/2006                46.29                     28.56                     41.25

   1/1/2007           3/30/2007                52.4                      35.22                     36.39
  3/31/2007           6/29/2007                44.1                      32                        33.87
  6/30/2007           9/28/2007                38.79                     26.21                     33.03
  9/29/2007          12/31/2007                37.79                     21.59                     22.25

   1/1/2008           3/31/2008                31.25                     17.19                     19.23
   4/1/2008           6/30/2008                23.42                      9.7                      10.11
   7/1/2008           9/30/2008                21.4                       5.91                     16.68
  10/1/2008          12/31/2008                20.89                      9.49                     18.06

   1/1/2009           3/31/2009                21.83                      6.37                      8.81
   4/1/2009           6/30/2009                15.758                     7.86                      8.86
   7/1/2009           9/14/2009                15.22                      8.76                     15.1


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Chesapeake Energy Corp (CHK)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ---------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                35.57                     27.75                     31.41
   4/1/2006           6/30/2006                33.79                     26.81                     30.25
   7/1/2006           9/29/2006                33.76                     28.06                     28.98
  9/30/2006          12/29/2006                34.27                     27.9                      29.05

   1/1/2007           3/30/2007                31.83                     27.27                     30.88
  3/31/2007           6/29/2007                37.75                     30.88                     34.6
  6/30/2007           9/28/2007                37.55                     31.38                     35.26
  9/29/2007          12/31/2007                41.19                     34.9                      39.2

   1/1/2008           3/31/2008                49.87                     34.42                     46.15
   4/1/2008           6/30/2008                68.1                      45.25                     65.96
   7/1/2008           9/30/2008                74                        31.15                     35.86
  10/1/2008          12/31/2008                35.46                      9.84                     16.17

   1/1/2009           3/31/2009                20.13                     13.27                     17.06
   4/1/2009           6/30/2009                24.66                     16.43                     19.83
   7/1/2009           9/14/2009                27.16                     16.92                     27.09


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Elan Corp PLC (ELN)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ---------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                16.83                     11.88                     14.44
   4/1/2006           6/30/2006                19.42                     14.06                     16.7
   7/1/2006           9/29/2006                16.85                     13.14                     15.6
  9/30/2006          12/29/2006                16.15                     13.8                      14.75

   1/1/2007           3/30/2007                15.1                      11.7                      13.29
  3/31/2007           6/29/2007                22.4                      13.31                     21.93
  6/30/2007           9/28/2007                23.11                     16.37                     21.04
  9/29/2007          12/31/2007                24.9                      20.9                      21.98

   1/1/2008           3/31/2008                26.88                     17.82                     20.86
   4/1/2008           6/30/2008                36                        20.53                     35.55
   7/1/2008           9/30/2008                37.45                      9.55                     10.67
  10/1/2008          12/31/2008                11.53                      4.99                      6

   1/1/2009           3/31/2009                 9.13                      4.85                      6.64
   4/1/2009           6/30/2009                 8.58                      5.41                      6.37
   7/1/2009           9/14/2009                 8.59                      6.44                      7.59


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Ford Motor Co (F)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ---------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                 8.96                      7.39                      7.96
   4/1/2006           6/30/2006                 8.05                      6.17                      6.93
   7/1/2006           9/29/2006                 9.48                      6.06                      8.09
  9/30/2006          12/29/2006                 9.19                      6.85                      7.51

   1/1/2007           3/30/2007                 8.97                      7.43                      7.89
  3/31/2007           6/29/2007                 9.7                       7.67                      9.42
  6/30/2007           9/28/2007                 9.64                      7.49                      8.49
  9/29/2007          12/31/2007                 9.24                      6.65                      6.73

   1/1/2008           3/31/2008                 6.94                      4.95                      5.72
   4/1/2008           6/30/2008                 8.79                      4.46                      4.81
   7/1/2008           9/30/2008                 6.33                      4.17                      5.2
  10/1/2008          12/31/2008                 4.95                      1.01                      2.29

   1/1/2009           3/31/2009                 2.99                      1.5                       2.63
   4/1/2009           6/30/2009                 6.54                      2.4                       6.07
   7/1/2009           9/14/2009                 8.86                      5.24                      7.39


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Freeport-McMoRan Copper & Gold (FCX)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ---------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                65                        47.11                     59.77
   4/1/2006           6/30/2006                72.2                      43.1                      55.41
   7/1/2006           9/29/2006                62.29                     47.58                     53.26
  9/30/2006          12/29/2006                63.7                      47.6                      55.73

   1/1/2007           3/30/2007                67.19                     48.85                     66.19
  3/31/2007           6/29/2007                85.5                      65.62                     82.82
  6/30/2007           9/28/2007               110.6                      67.07                    104.89
  9/29/2007          12/31/2007               120.2                      85.71                    102.44

   1/1/2008           3/31/2008               107.37                     68.96                     96.22
   4/1/2008           6/30/2008               127.24                     93                       117.19
   7/1/2008           9/30/2008               117.11                     51.21                     56.85
  10/1/2008          12/31/2008                56.75                     15.7                      24.44

   1/1/2009           3/31/2009                43.45                     21.16                     38.11
   4/1/2009           6/30/2009                61.55                     36.6                      50.11
   7/1/2009           9/14/2009                71.45                     43.19                     70.62


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Frontier Oil Corp (FTO)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ---------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                30.98                     18.99                     29.675
   4/1/2006           6/30/2006                33.1                      23.75                     32.4
   7/1/2006           9/29/2006                37.8                      24.33                     26.58
  9/30/2006          12/29/2006                33                        24                        28.74

   1/1/2007           3/30/2007                33.75                     25.47                     32.64
  3/31/2007           6/29/2007                45.75                     31.95                     43.77
  6/30/2007           9/28/2007                49.1                      31.61                     41.64
  9/29/2007          12/31/2007                49.13                     39.54                     40.58

   1/1/2008           3/31/2008                41                        25.22                     27.26
   4/1/2008           6/30/2008                33                        23.03                     23.91
   7/1/2008           9/30/2008                24.26                     16.49                     18.42
  10/1/2008          12/31/2008                18.38                      7.51                     12.63

   1/1/2009           3/31/2009                16.84                     11.8                      12.79
   4/1/2009           6/30/2009                18.4                      12.09                     13.11
   7/1/2009           9/14/2009                15.15                     12.00                     13.66


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Las Vegas Sands Corp (LVS)
                                (Dec-04 - Dec-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ---------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                58.03                     38.44                     56.66
   4/1/2006           6/30/2006                78.9                      54.68                     77.86
   7/1/2006           9/29/2006                77.86                     57.6801                   68.35
  9/30/2006          12/29/2006                97.25                     66.06                     89.48

   1/1/2007           3/30/2007               109.45                     81                        86.61
  3/31/2007           6/29/2007                91.93                     71.24                     76.39
  6/30/2007           9/28/2007               142.75                     75.56                    133.42
  9/29/2007          12/31/2007               148.76                    102.5                     103.05

   1/1/2008           3/31/2008               105.38                     70                        73.64
   4/1/2008           6/30/2008                83.13                     45.3                      47.44
   7/1/2008           9/30/2008                59.17                     30.56                     36.11
  10/1/2008          12/31/2008                37                         2.89                      5.93

   1/1/2009           3/31/2009                 9.15                      1.38                      3.01
   4/1/2009           6/30/2009                11.84                      3.08                      7.86
   7/1/2009           9/14/2009                18.41                      6.32                     18.06


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Palm Inc (PALM)
                                (Mar-00 - Mar-09)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ---------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                23.32                     16                        23.16
   4/1/2006           6/30/2006                24.91                     15.98                     16.1
   7/1/2006           9/29/2006                16.55                     13.88                     14.56
  9/30/2006          12/29/2006                16.84                     13.41                     14.09

   1/1/2007           3/30/2007                19.5                      13.54                     18.13
  3/31/2007           6/29/2007                18.58                     15.45                     16.0199
  6/30/2007           9/28/2007                17.25                     13.52                     16.27
  9/29/2007          12/31/2007                19.23                      5.24                      6.34

   1/1/2008           3/31/2008                 7.06                      4.21                      5
   4/1/2008           6/30/2008                 7.36                      4.96                      5.39
   7/1/2008           9/30/2008                 8.94                      5                         5.97
  10/1/2008          12/31/2008                 6.5                       1.14                      3.07

   1/1/2009           3/31/2009                 9.51                      3.0201                    8.59
   4/1/2009           6/30/2009                16.74                      8.4                      16.58
   7/1/2009           9/14/2009                16.8                      12.36                     14.37


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Smithfield Foods Inc (SFD)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ---------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                31.1                      25.75                     29.34
   4/1/2006           6/30/2006                29.48                     25                        28.83
   7/1/2006           9/29/2006                30.51                     26.86                     27.02
  9/30/2006          12/29/2006                27.26                     24.89                     25.66

   1/1/2007           3/30/2007                30.04                     24.4                      29.95
  3/31/2007           6/29/2007                33.27                     28.74                     30.79
  6/30/2007           9/28/2007                35.79                     27.85                     31.5
  9/29/2007          12/31/2007                32.26                     27.28                     28.92

   1/1/2008           3/31/2008                29.56                     23.75                     25.76
   4/1/2008           6/30/2008                32.18                     19.17                     19.88
   7/1/2008           9/30/2008                26.7495                   13.98                     15.88
  10/1/2008          12/31/2008                18.21                      5.4                      14.07

   1/1/2009           3/31/2009                15.15                      5.55                      9.46
   4/1/2009           6/30/2009                14.3                       8.45                     13.97
   7/1/2009           9/14/2009                14.56                     11.36                     14.3


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ---------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                32.755                    30.31                     31.935
   4/1/2006           6/30/2006                34.855                    31.9                      33.54
   7/1/2006           9/29/2006                36.89                     33.355                    36.18
  9/30/2006          12/29/2006                36.99                     34.9                      35.56

   1/1/2007           3/30/2007                36.64                     33.01                     34.43
  3/31/2007           6/29/2007                36.49                     33.93                     35.17
  6/30/2007           9/28/2007                37.99                     32.66                     35.62
  9/29/2007          12/31/2007                37.78                     29.29                     30.19

   1/1/2008           3/31/2008                34.56                     24.38                     29.1
   4/1/2008           6/30/2008                32.4                      23.46                     23.75
   7/1/2008           9/30/2008                44.675                    20.46                     37.53
  10/1/2008          12/31/2008                38.95                     19.89                     29.48

   1/1/2009           3/31/2009                30.47                      7.8                      14.24
   4/1/2009           6/30/2009                28.45                     13.65                     24.26
   7/1/2009           9/14/2009                29.345                    22.08                     27.92


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          United States Steel Corp (X)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ---------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                64.47                     48.05                     60.68
   4/1/2006           6/30/2006                77.77                     56.15                     70.12
   7/1/2006           9/29/2006                70.66                     53.63                     57.68
  9/30/2006          12/29/2006                79.01                     54.18                     73.14

   1/1/2007           3/30/2007               101.6                      68.83                     99.17
  3/31/2007           6/29/2007               127.26                     99.07                    108.75
  6/30/2007           9/28/2007               116.37                     74.41                    105.94
  9/29/2007          12/31/2007               121.12                     85.05                    120.91

   1/1/2008           3/31/2008               128.3                      91.11                    126.87
   4/1/2008           6/30/2008               196                       122                       184.78
   7/1/2008           9/30/2008               182.79                     68.62                     77.61
  10/1/2008          12/31/2008                77.92                     20.71                     37.2

   1/1/2009           3/31/2009                41.47                     16.66                     21.13
   4/1/2009           6/30/2009                43.15                     20.17                     35.74
   7/1/2009           9/14/2009                47.6                      29.35                     46.72


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Caterpillar Inc (CAT)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ---------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                77.21                     57.05                     71.81
   4/1/2006           6/30/2006                82.03                     64.41                     74.48
   7/1/2006           9/29/2006                75.43                     62.09                     65.8
  9/30/2006          12/29/2006                70.92                     58.82                     61.33

   1/1/2007           3/30/2007                68.43                     57.98                     67.03
  3/31/2007           6/29/2007                82.89                     65.86                     78.3
  6/30/2007           9/28/2007                87                        70.59                     78.43
  9/29/2007          12/31/2007                82.74                     67                        72.56

   1/1/2008           3/31/2008                78.63                     59.6                      78.29
   4/1/2008           6/30/2008                85.96                     72.56                     73.82
   7/1/2008           9/30/2008                75.87                     58.11                     59.6
  10/1/2008          12/31/2008                59.03                     31.95                     44.67

   1/1/2009           3/31/2009                47.12                     21.71                     27.96
   4/1/2009           6/30/2009                40.96                     27.44                     33.04
   7/1/2009           9/14/2009                49.11                     30.01                     48.77


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Deere & Co (DE)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ---------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                40                        33.805                    39.525
   4/1/2006           6/30/2006                45.99                     38.1932                   41.745
   7/1/2006           9/29/2006                42.485                    33.45                     41.955
  9/30/2006          12/29/2006                50.7                      41.505                    47.535

   1/1/2007           3/30/2007                58.25                     45.115                    54.32
  3/31/2007           6/29/2007                62.82                     51.585                    60.37
  6/30/2007           9/28/2007                74.95                     56.955                    74.21
  9/29/2007          12/31/2007                93.74                     70.175                    93.12

   1/1/2008           3/31/2008                94.7658                   71.2                      80.44
   4/1/2008           6/30/2008                94.89                     70.16                     72.13
   7/1/2008           9/30/2008                74.18                     46.18                     49.5
  10/1/2008          12/31/2008                49.49                     28.5                      38.32

   1/1/2009           3/31/2009                46.76                     24.51                     32.87
   4/1/2009           6/30/2009                47.98                     31.88                     39.95
   7/1/2009           9/14/2009                47                        34.9                      43.26


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Electric Co (GE)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ---------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                35.63                     32.21                     34.78
   4/1/2006           6/30/2006                35.24                     32.78                     32.96
   7/1/2006           9/29/2006                35.65                     32.06                     35.3
  9/30/2006          12/29/2006                38.49                     34.62                     37.21

   1/1/2007           3/30/2007                38.28                     33.9                      35.36
  3/31/2007           6/29/2007                39.77                     34.55                     38.28
  6/30/2007           9/28/2007                42.07                     36.2                      41.4
  9/29/2007          12/31/2007                42.15                     36.07                     37.07

   1/1/2008           3/31/2008                37.742                    31.65                     37.01
   4/1/2008           6/30/2008                38.52                     26.15                     26.69
   7/1/2008           9/30/2008                30.39                     22.16                     25.5
  10/1/2008          12/31/2008                25.75                     12.58                     16.2

   1/1/2009           3/31/2009                17.24                      5.7279                   10.11
   4/1/2009           6/30/2009                14.55                      9.8                      11.72
   7/1/2009           9/14/2009                15.41                     10.5                      15.35


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            The Mosaic Company (MOS)
                                (Oct-04 - Oct-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ---------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                17.14                     13.78                     14.35
   4/1/2006           6/30/2006                17.28                     13.31                     15.65
   7/1/2006           9/29/2006                17.13                     14.03                     16.9
  9/30/2006          12/29/2006                23.54                     16.2                      21.36

   1/1/2007           3/30/2007                28.84                     19.49                     26.66
  3/31/2007           6/29/2007                41                        26.44                     39.02
  6/30/2007           9/28/2007                54.83                     32.5                      53.52
  9/29/2007          12/31/2007                97.6                      48.72                     94.34

   1/1/2008           3/31/2008               119.78                     71                       102.6
   4/1/2008           6/30/2008               163.25                     95                       144.7
   7/1/2008           9/30/2008               146.92                     62.21                     68.02
  10/1/2008          12/31/2008                71.5                      21.94                     34.6

   1/1/2009           3/31/2009                49.78                     31.17                     41.98
   4/1/2009           6/30/2009                59.34                     37.08                     44.3
   7/1/2009           9/14/2009                55.73                     39.39                     51.54


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Research In Motion Ltd (RIMM)
                                (Sep-99 - Sep-08)
                                 [CHART OMITTED]



    Period-          Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ---------             ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                30.1767                   20.95                     28.2933
   4/1/2006           6/30/2006                29.37                     20.3433                   23.2567
   7/1/2006           9/29/2006                34.8333                   20.7067                   34.2167
  9/30/2006          12/29/2006                47.5533                   32.9167                   42.5933

   1/1/2007           3/30/2007                49.0167                   39.9167                   45.4967
  3/31/2007           6/29/2007                66.86                     42.9333                   66.6633
  6/30/2007           9/28/2007               100.98                     61.54                     98.55
  9/29/2007          12/31/2007               137.01                     95.02                    113.4

   1/1/2008           3/31/2008               118.35                     80.2                     112.23
   4/1/2008           6/30/2008               148.13                    111.9                     116.9
   7/1/2008           9/30/2008               135                        60.03                     68.3
  10/1/2008          12/31/2008                68.23                     35.09                     40.58

   1/1/2009           3/31/2009                60.47                     35.05                     43.11
   4/1/2009           6/30/2009                86                        42.76                     71.09
   7/1/2009           9/14/2009                81.48                     63.36                     81.41


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about September 18, 2009, which is the fourth (4th) business day following the Pricing Date (this settlement cycle being referred to as "T+4"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated October 20, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

                  No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $14,729,000




                                   [RBC LOGO]
                              Royal Bank of Canada

                            Reverse Convertible Notes



                               September 14, 2009